EXHIBIT 12.1

August 27, 2024

Kronos Real Estate Investments, Inc.

1201 North 800 East

Orem, UT 84097

Re:	Kronos Real Estate Investments, Inc. Registration Statement on Form 1-A for an offering by the Company of up to $75,000,000 in shares of its common stock.

Ladies and Gentlemen:

We have acted as counsel to KRONOS Real Estate Investments, Inc., a Utah corporation (the “Company”), in connection with the proposed offering by the Company of up to $75,000,000 in shares of its common stock (the “Securities”) pursuant to the Company's Offering Statement on Form 1-A (the “Offering Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

We have reviewed the Company's charter documents, the Offering Statement and the corporate proceedings taken by the Company in connection with the offer, issuance and sale of the Securities. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the original of such copies.

Based on such review, we are of the opinion that the Securities are duly authorized and when, as and if issued and delivered by the Company against payment therefore, as described in the Offering Statement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

No opinion is being rendered hereby with respect to the truthfulness, accuracy or completeness of the Offering Statement or any portion thereof.

We consent to the filing of this opinion letter as an exhibit to the Offering Statement.

ONE UTAH CENTER • 201 SOUTH MAIN STREET, SUITE 2200

SALT LAKE CITY, UT 84111-2216 •TEL & FAX (801) 322-2516

Kronos Real Estate Investments, Inc.

August 27, 2024

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

Clyde Snow & Sessions

/s/ Brian A. Lebrecht

Brian A. Lebrecht

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